Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form F-1 (No. 333-222455) of Bioceres S.A. of our report dated October 30, 2017 relating to the financial statements of Rizobacter Argentina S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

/s/ GABRIEL MARCELO PERRONE
Gabriel Marcelo Perrone
Partner

Pergamino, Argentina
March 23, 2018